UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 10, 2013 (July 9, 2013)

Monroe Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00866	27-4895840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(312) 258-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On July 9, 2013, Monroe Capital Corporation (the “Company”) reconvened its 2013 annual meeting of stockholders (the “Meeting”), which was previously adjourned on June 26, 2013, to consider Proposal 3 as described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 22, 2013. A summary of the matter voted upon by stockholders is set forth below.

Proposal 3—Approval to Sell Shares of Common Stock Below Net Asset Value

The Company’s stockholders approved a proposal to authorize flexibility for the Company, with the approval of its Board of Directors, to sell shares of its common stock during the next twelve months at a price below its then-current net asset value per share, subject to certain limitations as set forth in the proxy statement. The voting results are set forth below:

	For	Against	Abstain	Broker Non-vote
With Affiliates	2,189,975	211,784	73,568	719,769
% of shares voted	88.47%	8.56%	2.97%
Without Affiliates	2,085,014	211,784	73,568	719,769
% of shares voted	87.96%	8.94%	3.10%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONROE CAPITAL CORPORATION

By:	/s/ Aaron D. Peck
Name: Aaron D. Peck
Title: Chief Financial Officer

Dated: July 10, 2013